UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023

AFC GAMMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1650

West Palm Beach, FL, 33401

(Address of principal executive offices, including zip code)

561-510-2390

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AFCG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers. Compensatory Arrangements of Certain Officers.

Transition of Leonard M. Tannenbaum to Executive Chairman and Chief Investment Officer

On October 26, 2023, Leonard M. Tannenbaum notified AFC Gamma, Inc. (the “Company”) of his decision to resign as Chief Executive Officer of the Company, effective November 13, 2023. On October 26, 2023, Mr. Tannenbaum was appointed by the Board of Directors (the “Board”) of the Company as the Executive Chairman of the Board and the Company’s Chief Investment Officer.

Appointment of Daniel Neville as Chief Executive Officer

On October 26, 2023, the Board appointed Daniel Neville as the Chief Executive Officer of the Company and a member of its Investment Committee, effective as of November 13, 2023. Mr. Neville, age 37, previously served as Chief Financial Officer of Ascend Wellness Holdings, Inc. (“Ascend”) beginning in August 2020 and Senior Vice President of Finance from March 2019 through August 2020. Mr. Neville has resigned from his position at Ascend, effective November 2023. Prior to his roles at Ascend, Mr. Neville served as a Managing Director at SLS Capital from January 2015 to March 2019 and as an Analyst from April 2010 to January 2015. Prior to his roles at SLS Capital, Mr. Neville worked as an investment banker at Credit Suisse in the Technology Group. Mr. Neville received a Bachelor of Science in Economics from Duke University.

Mr. Neville is party to an employment agreement with AFC Management, LLC (the “Manager”), dated October 30, 2023 (the “Employment Agreement”), which includes a one-year term that will automatically renew and be automatically extended for additional one-year terms on each subsequent anniversary of November 13, 2024, unless either the Manager or Mr. Neville provides written notice at least thirty (30) days prior to the expiration date. The Employment Agreement provides that Mr. Neville will receive an annual base salary of $625,000. Mr. Neville will also be eligible to receive annual incentive bonuses, with a maximum bonus for fiscal year 2024 equal to $400,000 (with a target bonus equal to $300,000). The Employment Agreement also provides that Mr. Neville, subject to the approval of the Board’s Compensation Committee, is eligible to receive equity grants under the AFCG Stock Incentive Plan (the “Plan”), under which he will be awarded (i) in connection with his 2024 compensation (the “Sign-On Grant”), an equity grant of restricted common stock, anticipated in December 2024, having a fair value of $750,000 under the terms of the Plan and (ii) in connection with his 2025 compensation an equity grant of restricted common stock, anticipated in January 2025, having a fair value of up to $400,000 (with a target value of $300,000) under the terms of the Plan (the “2025 Grant”). The Sign-On Grant and the 2025 Grant will each vest on the following schedule: one-third (1/3rd) of such grant shall vest on each of the first (1st), second (2nd) and third (3rd) anniversary of the grant date. Mr. Neville will also be granted a membership interest in the Manager equal to twenty percent (20%) of the increase of the Company’s Adjusted Capital (as such term is defined in the Company’s management agreement with the Manager) from its Adjusted Capital as of September 30, 2023 for such time that Mr. Neville serves as Chief Executive Officer of the Company. The Employment Agreement also provides Mr. Neville eighteen (18) vacation days per year and eligibility to participate in the Manager’s benefit plans and programs, and fringe benefit plans and programs, made available by the Manager to its executives generally, as such plans or programs may be in effect from time to time.

The Employment Agreement generally provides that, in the event of a termination of Mr. Neville’s employment by the Manager without “cause” (other than due to Mr. Neville’s death or “disability”), or his resignation for “good reason” (which includes a non-renewal of the Employment Agreement term by the Manager), Mr. Neville will be entitled to: (i) three months of base salary continuation; (ii) subject to Mr. Neville’s timely election of continuation coverage under COBRA, payment of 100% of medical, dental and vision premiums for Mr. Neville and his dependents for three months following the month in which the termination occurs; and (iii) the Company’s repurchase right with respect to Mr. Neville’s ownership of the Manager shall terminate and Mr. Neville’s Sign-On Grant shall fully vest.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 with this Form 8-K and incorporated by reference into this Item 5.02.

In addition to the compensation that Mr. Neville receives under the Employment Agreement, the Company has entered into its standard indemnification agreement with Mr. Neville, the form of which was previously filed by the Company as Exhibit 10.2 to the Registration Statement on Form S-11 (File No. 333-251762) initially filed by the Company with the Securities and Exchange Commission on January 22, 2021.

There are no arrangements or understandings between Mr. Neville and any other person pursuant to which Mr. Neville was appointed as Chief Executive Officer and there are no family relationships between Mr. Neville and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 30, 2023, the Company issued a press release announcing Mr. Tannenbaum’s resignation and Mr. Neville’s appointment as Chief Executive Officer. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in Item 7.01 (including Exhibit 99.1) of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement
99.1	Press Release issued by AFC Gamma, Inc. on October 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC GAMMA, INC.

	By:	/s/ Gabriel Katz
Gabriel Katz
Secretary and Chief Legal Officer

Date: October 30, 2023

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